Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 14, 2008 (except for Note 2, as to which the date is January 14, 2009), with respect to the consolidated financial statements of Landry’s Restaurants, Inc. (which report expressed an unqualified opinion and includes explanatory paragraphs regarding the adoption of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, which the Company adopted on January 1, 2007, and FASB Statement No. 123 (revised 2004), Share-Based Payment, which the Company adopted on January 1, 2006) included in Form 8-K of Landry’s Restaurants, Inc. We hereby consent to the incorporation by reference of said report in the Registration Statements of Landry’s Restaurants, Inc. on Forms S-8 (File Nos. 333-113438 effective March 9, 2004, 333-104175 effective March 31, 2003 and 333-93173 effective December 21, 1999).

/s/ GRANT THORNTON LLP

Houston, TX

January 14, 2009